UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Cavium Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0558625

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

805 East Middlefield Road
Mountain View, California	94043

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐
Securities Act registration statement number to which the form relates: 333-140660
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-140660 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on February 13, 2007, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby incorporated by reference herein.
Item 2.	Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cavium Networks, Inc.
(Registrant)
Date: April 27, 2007	By:	/s/ Syed B. Ali
Syed B. Ali
President and Chief Executive Officer